Exhibit 99.2

TIER REIT Announces First Quarter 2018 Financial Results

Net Income for First Quarter 2018 of $0.17 per Diluted Common Share

FFO, Excluding Certain Items, for First Quarter 2018 of $0.40 per Diluted Common Share

3.8% Same Store Cash NOI Growth for First Quarter 2018

Commences Development of Domain 12 in Austin, Texas

Increases 2018 Outlook

Dallas, Texas - May 8, 2018 - TIER REIT, Inc. (NYSE: TIER), a Dallas-based real estate investment trust that specializes in owning and operating best-in-class office properties in select U.S. markets, today announced financial and operating results for the quarter ended March 31, 2018.

First Quarter 2018 Highlights

•	Recognized net income of $0.17 per diluted common share

•	Reported Funds from Operations (FFO) attributable to common stockholders of $0.20 per diluted common share

•	Reported FFO, Excluding Certain Items, attributable to common stockholders of $0.40 per diluted common share

•	Recognized Same Store Cash NOI Growth of 3.8% over first quarter 2017

•	Increased occupancy by 30 basis points to 89.4%

“We are pleased with our first quarter results,” stated Scott W. Fordham, Chief Executive Officer of TIER REIT. “During the quarter, we exited Baltimore with our sale of 500 East Pratt, we reduced our presence in Houston with the sale of Loop Central, and we downsized our portfolio in Fort Worth with the sale of Centreport Office Center. The capital from these sales was then recycled into our target submarkets, including our acquisition of Domain Point, which represents a strategic 9.5 acre, two-building expansion of The Domain in Austin, as well as the purchase of the remaining 50% interest in Domain 8. Today, we own approximately 1.2 million square feet of existing office space in The Domain, which represents over 75% of the total competitive space, and it’s nearly 100% leased to some of today’s top employers and technology firms with a weighted-average lease life approaching eight years.”
“We announced today that we are furthering The Domain’s status as Austin’s second downtown with our recent commencement of Domain 12, a 320,000 square foot office building expected to deliver in fourth quarter 2019,” continued Mr. Fordham. “With an office micromarket that is short on supply, and a substantial prospective tenant pipeline in excess of 1.3 million square feet, including letters of intent for 170,000 square feet, we believe Domain 12 will continue The Domain’s success and be a key value creation driver for TIER REIT and our stockholders.”
Mr. Fordham continued, “Domain 12 will be the newest and tallest office tower within The Domain and adjacent to our Domain 11 development that topped out last month. Together, we expect these Class AA office buildings to redefine the north Austin skyline and elevate the standards of quality, beauty and sustainability within The Domain.”
Mr. Fordham added, “With positive improvement expected in same store NOI and year end occupancy, we have increased our 2018 guidance to a range between $1.49 and $1.54 per diluted share of FFO, excluding certain items.”

First Quarter Financial Results     For the first quarter of 2018, net income attributable to common stockholders was $8.4 million, or $0.17 per diluted common share, as compared to net income of $98.2 million, or $2.04 per diluted common share, for the first quarter of 2017.

For the first quarter of 2018, Nareit-defined FFO attributable to common stockholders was $9.9 million, or $0.20 per diluted common share, as compared to $18.3 million, or $0.38 per diluted common share, for the first quarter of 2017.

For the first quarter of 2018, FFO attributable to common stockholders, excluding certain items, was $19.5 million, or $0.40 per diluted common share, as compared to $19.5 million, or $0.41 per diluted common share, for the first quarter of 2017.

Property Results
Our occupancy at March 31, 2018, was 89.4%, an increase of 30 basis points from December 31, 2017.
During the first quarter of 2018, we leased 68,000 square feet, which included 56,000 square feet of renewals, 1,000 square feet of expansions, and 11,000 square feet of new leasing.

During the first quarter of 2018, we provided rent abatements of approximately $3.9 million to tenants at One & Two Eldridge Place and Three Eldridge Place (collectively known as the “Eldridge Properties”), located in Houston, Texas, as a result of Hurricane Harvey. These rent abatements were offset by approximately $3.3 million of business interruption insurance proceeds received during the quarter and approximately $0.2 million of estimated saved expenses. We anticipate we will receive remaining business interruption insurance proceeds in subsequent quarters.

Real Estate Activity
On January 4, 2018, we acquired a 96.5% initial economic interest in Domain Point.  We own a 90% interest in the entity that owns Domain Point. Domain Point is located in Austin, Texas, adjacent to our other Domain office properties and includes two buildings with 240,000 rentable square feet (combined).

On February 13, 2018, we sold our 500 East Pratt property for a contract sales price of $60.0 million. 500 East Pratt is located in Baltimore, Maryland, and contains 280,000 rentable square feet.

On February 22, 2018, we sold our Centreport Office Center property for a contract sales price of $12.7 million. Centreport Office Center is located in Fort Worth, Texas, and contains 133,000 rentable square feet.

On March 27, 2018, we sold our Loop Central property for a contract sales price of $73.0 million. Loop Central is located in Houston, Texas, and contains 575,000 rentable square feet.

On March 30, 2018, we acquired the remaining 50% interest in our Domain 8 property for a contract purchase price of $92.8 million, which includes the assumption of $44.9 million of mortgage debt. Domain 8 is located in Austin, Texas, and contains 291,000 rentable square feet.

Subsequent to quarter end, we announced today that we have commenced development of Domain 12, a 320,000 square foot office building in Austin, Texas. We anticipate delivery by fourth quarter 2019, and will provide periodic leasing updates as construction progresses.

Capital Markets Activity
On January 18, 2018, we amended our existing multi-bank unsecured credit facility. The amendment provides for an increase in total unsecured borrowings under the credit facility from $860 million to $900 million, with the ability to further increase total borrowings by up to an additional $300 million in the aggregate subject to certain requirements. The revolving line of credit was increased to $325 million and the maturity date was extended from December 2018 to January 2022, with the option to extend by one additional year subject to certain conditions and our payment of an extension fee. The amendment also extended the maturity date of the $300 million term loan from December 2019 to January 2025, and had no change to the June 2022 maturity date of the remaining $275 million term loan.

On February 7, 2018, our board of directors authorized a distribution of $0.18 per share of common stock for the first quarter of 2018, that was paid on March 29, 2018.

Subsequent to quarter end, on May 4, 2018, our board of directors authorized a distribution of $0.18 per share of common stock for the second quarter of 2018, payable on June 29, 2018.

2018 Outlook
We have revised our 2018 outlook to reflect management’s view of current and future market conditions, including assumptions such as acquisition and disposition activity, rental rates, occupancy levels, operating and general and administrative expenses, weighted average diluted shares outstanding, and interest rates.
Our original and revised 2018 outlook and assumptions are as follows:

2018 Outlook
	Original	Revised
Projected net loss per basic & diluted common share	($0.15) - ($0.08)	($0.29) - ($0.24)
Adjustments:
Real estate depreciation and amortization	$1.92	$2.02
Gain on remeasurement of investment in unconsolidated entities	-	($0.23)
Gain on sale of depreciable real estate	($0.55)	($0.25)
Projected FFO per diluted common share	$1.22 - $1.29	$1.25 - $1.30
Adjustments:
Reversal of Fifth Third Center default interest	$0.05	$0.05
Loss on early extinguishment of debt[1]	$0.18	$0.19
Projected FFO, excluding certain items, per diluted common share	$1.45 - $1.52	$1.49 - $1.54

Assumptions used in 2018 outlook above:
Dispositions	$145mm - $270mm	$145mm - $270mm
Strategic acquisitions	$75mm - $175mm	$164mm
Same store cash NOI growth	6.5% - 7.5%	7.5% - 8.5%
Same store NOI growth	0.5% - 1.5%	1.0% - 2.0%
Straight line rent and lease incentive revenue	$5.5mm - $6.5mm	$5.0mm - $6.0mm
Above- and below-market rent amortization	$5.5mm - $6.5mm	$5.5mm - $6.5mm
General & administrative expenses, excluding certain items	$21.0mm - $22.0mm	$21.0mm - $22.0mm
Year-end occupancy	88.5% - 90.5%	89.5% - 91.5%
Weighted average shares of common stock outstanding	48.5mm	48.5mm
1 Represents the loss from write-off of deferred financing costs upon recast of our credit facility on January 18, 2018

Supplemental Information
A copy of our supplemental information regarding our financial results and operations for the quarter ended March 31, 2018, is available on our Investor Relations website at www.tierreit.com/ir, or by contacting our Investor Relations department by email at ir@tierreit.com.

Upcoming Events
We are scheduled to participate in the annual REITweek investor conference in New York from June 5 through June 7, 2018, sponsored by the National Association of Real Estate Investment Trusts (Nareit). Our Chief Executive Officer, Scott Fordham, and our President and Chief Operating Officer, Dallas Lucas, will offer a live-only presentation during the conference on Tuesday, June 5, at 2:15 p.m. Eastern time. A copy of our presentation materials will be made available on the Investor Relations section of our website prior to the conference.

Conference Call
A conference call will be held on Wednesday, May 9, 2018, at 11:00 a.m. Eastern time/10:00 a.m. Central time to discuss matters pertaining to this release. Callers in the U.S. or Canada may join the conference call by dialing 877.407.0789.
A live, listen-only webcast and subsequent replay will also be available on our Investor Relations website at www.tierreit.com/ir.
About TIER REIT, Inc.
TIER REIT, Inc. is a publicly traded (NYSE: TIER), self-managed, Dallas-based real estate investment trust focused on owning quality, well-managed commercial office properties in dynamic markets throughout the U.S. Our vision is to be the premier owner and operator of best-in-class office properties in TIER1 submarkets, which are primarily higher density and amenity-rich locations within select, high-growth metropolitan areas that offer a walkable experience to various amenities. Our mission is to provide unparalleled, TIER ONE Property Services to our tenants and outsized total return through stock price appreciation and dividend growth to our stockholders.

For additional information regarding TIER REIT, please visit www.tierreit.com or call 972.483.2400.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. These forward-looking statements include discussion and analysis of the financial condition of us and our subsidiaries, including our ability to rent space on favorable terms, our ability to address debt maturities and fund our capital requirements, our intentions to acquire, develop, and sell certain properties, the value of our assets, our anticipated capital expenditures, the amount and timing of any anticipated future cash distributions to our stockholders, and other matters. Words such as “may,” "will," “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “would,” “could,” “should,” “objectives,” “strategies,” “opportunities,” “goals,” “position,” “future,” “vision,” “mission,” “strive,” “project” and variations of these words and similar expressions are intended to identify forward-looking statements.

Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. Factors that could cause actual results to vary materially from those expressed in forward-looking statements include changes in real estate conditions and in the capital markets, as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in our other filings with the Securities and Exchange Commission. Forward-looking statements in this press release speak only as of the date on which such statements were made and, except as required by law, we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Contact Information
TIER REIT, Inc.
Scott McLaughlin, 972.483.2465
smclaughlin@tierreit.com

Financial Tables Follow

TIER REIT, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2018	December 31, 2017
Assets
Real estate
Land	$156,577	$139,951
Land held for development	45,059	45,059
Buildings and improvements, net	1,177,433	1,061,418
Real estate under development	51,286	29,525
Total real estate	1,430,355	1,275,953
Cash and cash equivalents	10,183	13,800
Restricted cash	12,565	8,510
Accounts receivable, net	76,385	81,129
Prepaid expenses and other assets	14,238	28,112
Investments in unconsolidated entities	31,314	31,852
Deferred financing fees, net	3,426	1,387
Lease intangibles, net	110,533	87,047
Assets associated with real estate held for sale	—	53,348
Total assets	$1,688,999	$1,581,138

Liabilities and equity

Liabilities
Notes payable, net	$890,533	$794,538
Accounts payable and accrued liabilities	76,144	81,166
Acquired below-market leases, net	27,684	17,942
Other liabilities	7,078	7,567
Obligations associated with real estate held for sale	—	2,354
Total liabilities	1,001,439	903,567

Commitments and contingencies

Equity
Preferred stock, $.0001 par value per share; 17,500,000 shares authorized at March 31, 2018, and December 31, 2017, respectively, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 382,499,000 shares authorized, 47,655,669 and 47,623,324 shares issued and outstanding at March 31, 2018, and December 31, 2017, respectively	5	5
Additional paid-in capital	2,610,288	2,609,540
Cumulative distributions and net loss attributable to common stockholders	(1,936,561)	(1,936,960)
Accumulated other comprehensive income	10,479	4,218
Stockholders’ equity	684,211	676,803
Noncontrolling interests	3,349	768
Total equity	687,560	677,571
Total liabilities and equity	$1,688,999	$1,581,138

TIER REIT, Inc.
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2018	March 31, 2017
Rental revenue	$54,143	$56,363
Expenses
Property operating expenses	13,155	14,690
Interest expense	8,109	8,780
Real estate taxes	8,754	8,560
Property management fees	85	60
General and administrative	5,503	5,707
Depreciation and amortization	24,616	24,529
Total expenses	60,222	62,326
Interest and other income	45	318
Loss on early extinguishment of debt	(8,988)	(545)
Loss before income taxes, equity in operations of investments, and gains	(15,022)	(6,190)
Provision for income taxes	(195)	(244)
Equity in operations of investments	287	(256)
Loss before gains	(14,930)	(6,690)
Gain on sale of assets	12,014	90,750
Gain on remeasurement of investment in unconsolidated entities	11,242	14,168
Net income	8,326	98,228
Noncontrolling interests	64	(57)
Net income attributable to common stockholders	$8,390	$98,171
Weighted average common shares outstanding - basic	47,645,050	47,510,915
Weighted average common shares outstanding - diluted	48,299,882	47,806,069

Basic income per common share	$0.18	$2.05
Diluted income per common share	$0.17	$2.04

Distributions declared per common share	$0.18	$0.18

Comprehensive income:
Net income	$8,326	$98,228
Other comprehensive income: unrealized income on interest rate derivatives	5,438	2,069
Comprehensive income	13,764	100,297
Comprehensive (income) loss attributable to noncontrolling interests	62	(58)
Comprehensive income attributable to common stockholders	$13,826	$100,239

Calculations of FFO and FFO, excluding certain items
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2018	March 31, 2017
Net income	$8,326	$98,228
Noncontrolling interests	64	(57)
Net income attributable to common stockholders	8,390	98,171
Adjustments:
Real estate depreciation and amortization from consolidated properties	24,500	24,431
Real estate depreciation and amortization from unconsolidated properties	391	566
Real estate depreciation and amortization - noncontrolling interests	(433)	—
Gain on sale of depreciable real estate	(12,014)	(90,750)
Gain on remeasurement of investment in unconsolidated entities	(11,242)	(14,168)
Noncontrolling interests	297	48
FFO attributable to common stockholders	9,889	18,298

Severance charges	19	—
Interest rate hedge ineffectiveness expense (1)	—	30
Loss on early extinguishment of debt	8,988	545
Default interest (2)	602	602
Noncontrolling interests	(4)	(1)
FFO attributable to common stockholders, excluding certain items	$19,494	$19,474
Weighted average common shares outstanding - basic	47,645	47,511
Weighted average common shares outstanding - diluted	48,300	47,806
Net income per common share - diluted	$0.17	$2.04
FFO per common share - diluted	$0.20	$0.38
FFO, excluding certain items, per common share - diluted	$0.40	$0.41
______________________

During the first quarter 2018, we provided rent abatements of approximately $3.9 million to tenants at the Eldridge Properties as a result of Hurricane Harvey. These rent abatements were offset by approximately $3.3 million of business interruption insurance proceeds received during the quarter and approximately $0.2 million of estimated saved expenses. We anticipate we will receive remaining business interruption insurance proceeds in subsequent quarters.

(1)
Interest rate swaps are adjusted to fair value through other comprehensive income. However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense. We adopted new accounting guidance on January 1, 2018, that eliminates the requirement to separately measure and report hedge ineffectiveness expense.

(2)
We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.

Same Store NOI and Same Store Cash NOI
(in thousands, except percentages)

	Three Months Ended
	March 31, 2018	March 31, 2017
Same Store Revenue:
Rental revenue (1)	$43,212	$43,064
Less: Lease termination fees	(335)	—
	42,877	43,064

Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	10,646	10,142
Real estate taxes	7,455	7,359
Property management fees	26	9
Property Expenses	18,127	17,510
Same Store NOI	$24,750	$25,554

Decrease in Same Store NOI	(3.1)%

Same Store NOI	$24,750	$25,554
Less:
Straight-line rent revenue adjustment	(391)	(1,993)
Above- and below-market rent amortization	(910)	(975)
Same Store Cash NOI	$23,449	$22,586

Increase in Same Store Cash NOI	3.8%

Reconciliation of net income to Same Store NOI and Same Store Cash NOI
Net income	$8,326	$98,228
Adjustments:
Interest expense	8,109	8,780
Tenant improvement demolition costs	108	81
General and administrative	5,503	5,707
Depreciation and amortization	24,616	24,529
Interest and other income	(45)	(318)
Loss on early extinguishment of debt	8,988	545
Provision for income taxes	195	244
Equity in operations of investments	(287)	256
Gain on sale of assets	(12,014)	(90,750)
Gain on remeasurement of investment in unconsolidated entities	(11,242)	(14,168)
Net operating income of non-same store properties	(7,172)	(7,580)
Lease termination fees	(335)	—
Same Store NOI	24,750	25,554
Straight-line rent revenue adjustment	(391)	(1,993)
Above- and below-market rent amortization	(910)	(975)
Same Store Cash NOI	$23,449	$22,586

Operating properties	15
Rentable square feet (% owned)	5,807
______________
Excludes certain operating properties that were not owned or not fully operational during the entirety of the comparable periods. Our Domain 2 and Domain 7 properties (two properties in which we acquired full ownership in January 2017) are reflected above as consolidated and at 100% in both periods.

(1) Rent abatements of approximately $3.9 million were provided to tenants at the Eldridge Properties for the first quarter of 2018 as a result of Hurricane Harvey. These rent abatements were offset by approximately $3.3 million of business interruption insurance proceeds received during the quarter and approximately $0.2 million of estimated saved expenses. We anticipate we will receive remaining business interruption insurance proceeds in subsequent quarters.

Non-GAAP Financial Measures

We compute our financial results in accordance with accounting principles generally accepted in the United States of America (GAAP). Although Funds from Operations and Funds from Operations, excluding certain items, are non-GAAP financial measures, we believe that these calculations are helpful to stockholders and potential investors and are widely recognized measures of real estate investment trust performance. We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure in tables included in this press release.

Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (Nareit) which is net income (loss), computed in accordance with GAAP, excluding gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property that we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, and impairments of depreciable real estate assets, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that may create significant FFO volatility and affect the comparability of FFO across periods. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current Nareit definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Same Store NOI and Same Store Cash NOI
Same Store NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties not held for sale and owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest that is accounted for using the equity method.  We view Same Store NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.
Same Store NOI and Same Store Cash NOI presented by us may not be comparable to Same Store NOI or Same Store Cash NOI reported by other REITs that do not define Same Store NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions, as alternatives to net income (loss) as an indication of our performance, or as a measure of cash flows or liquidity.